Exhibit 99.1

TTEC Announces Record First Quarter 2021
Financial Results

First Quarter 2021

Revenue Increased 25 Percent to $539.2 Million

Operating Income was $73.4 Million or 13.6 Percent of Revenue

(Non-GAAP $79.9 Million or 14.8 Percent of Revenue)

Net Income was $50.4 Million ($59.7 Million Non-GAAP)

Adjusted EBITDA was $95.9 Million or 17.8 Percent of Revenue

Fully Diluted EPS was $1.06 ($1.26 Non-GAAP)

Bookings Increased 95 Percent to $170 Million in the First Quarter 2021

Raises Outlook for Full Year 2021

DENVER, May 4, 2021 – TTEC Holdings, Inc. (NASDAQ: TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the first quarter ended March 31, 2021.

"Our broad-based financial momentum is accelerating and for the fourth consecutive quarter we have delivered record financial results,” commented Ken Tuchman, chairman and chief executive officer of TTEC. "Across the industries and geographies that we serve, improving the customer experience has never been more urgent. The experience economy has created an explosion of interaction volumes across a myriad of channels. The result is a dizzying array of challenges for companies and government entities alike. Their brand equity and their financial success are now reliant upon their ability to rapidly modernize their technology, operations and processes to deliver a frictionless, personalized experience. Given our sustained momentum and strong bookings, pipeline, and revenue backlog, it is evident that more of the world’s most iconic and fastest-growing brands are embracing the differentiated TTEC value proposition."

FIRST QUARTER 2021 FINANCIAL HIGHLIGHTS

Revenue

•	First quarter 2021 GAAP revenue increased 24.8 percent to $539.2 million compared to $432.2 million in the prior year period.

•	Foreign exchange had a $7.1 million positive impact on revenue in the first quarter 2021.

Income from Operations

•	First quarter 2021 GAAP income from operations was $73.4 million, or 13.6 percent of revenue, compared to $40.7 million, or 9.4 percent of revenue in the prior year period.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $79.9 million or 14.8 percent of revenue versus 11.3 percent for the prior year period.

•	Foreign exchange had a $1.0 million positive impact on income from operations in the first quarter 2021.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Adjusted EBITDA

•	First quarter 2021 Non-GAAP Adjusted EBITDA was $95.9 million, or 17.8 percent of revenue, compared to $63.6 million, or 14.7 percent of revenue in the prior year period.

Earnings Per Share

•	First quarter 2021 GAAP fully diluted earnings per share was $1.06 compared to $0.46 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $1.26 compared to $0.74 in the prior year period.

Bookings

•	During the first quarter 2021, TTEC signed an estimated $170 million in annualized contract value compared to $87 million in the prior year period. First quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the first quarter 2021 was $69.8 million compared to $62.2 million for the first quarter 2020.

•	Capital expenditures in the first quarter 2021 were $11.6 million compared to $16.8 million for the first quarter 2020.

•	As of March 31, 2021, TTEC had cash and cash equivalents of $144.2 million and debt of $348.7 million, resulting in a net debt position of $204.5 million. This compares to a net debt position of $195.2 million for the same period 2020.

•	As of March 31, 2021, TTEC had approximately $855 million of additional borrowing capacity available under its credit facility compared to $195 million for the same period 2020. The increased capacity is primarily due to an amendment to the credit facility on March 25, 2021 to increase the total commitments by $300 million to $1.2 billion and a reduction in year-over-year borrowings from excess cash on hand that was previously maintained in response to the onset of the COVID-19 pandemic. In addition to cash flow from operations, the credit facility provides TTEC with sufficient financial capacity and flexibility to support working capital as well as growth-oriented investments, strategic acquisitions, and discretionary capital distributions. In April 2021, the company borrowed approximately $500 million under the credit facility to provide funding for the acquisition of Avtex Solutions Holdings, LLC.

•	Paid a $0.43 per share, or $20.1 million, semi-annual dividend on April 21, 2021, an approximate 7.5 percent increase over the semi-annual dividend paid in October 2020 and a 26.5 percent increase over the April 2020 dividend.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	First quarter 2021 GAAP revenue for TTEC Digital decreased 18.0 percent to $63.6 million from $77.6 million for the year ago period. Income from operations was $4.2 million or 6.6 percent of revenue compared to operating income of $10.3 million or 13.2 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $6.7 million, or 10.5 percent of revenue compared to operating income of $12.6 million or 16.2 percent of revenue in the prior year period.

•	Foreign exchange had a $0.6 million positive impact on revenue and negligible impact on income from operations.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud prevention services

•	First quarter 2021 GAAP revenue for TTEC Engage increased 34.1 percent to $475.6 million from $354.7 million for the year ago period. Income from operations was $69.2 million or 14.6 percent of revenue compared to operating income of $30.5 million or 8.6 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $73.2 million, or 15.4 percent of revenue compared to operating income of $36.2 million or 10.2 percent of revenue in the prior year period.

•	Foreign exchange had a $6.5 million positive impact on revenue and $1.0 million positive impact on income from operations.

BUSINESS OUTLOOK

“2021 is off to a strong start with record first quarter top and bottom-line financial results exceeding our plan,” commented Regina Paolillo, chief financial and administrative officer. We are well positioned for strong profitable growth in 2021 supported by elevated levels of bookings, pipeline and revenue backlog and further evidenced by the increase in our full-year outlook. Our go-to-market platform is accelerating the adoption of our differentiated CX solutions and we continue to augment our organic growth with meaningful accretive strategic acquisitions.”

Paolillo continued, “Undeniably, the strategic investments that we have made over the years and the level of execution we are experiencing has transformed our company, increased our value proposition in the marketplace, and changed the financial profile and trajectory of the business. We have a high degree of confidence in our enhanced 2021 outlook, including the revenue and profitability split between first and second half of the year.”

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Our raised full-year 2021 outlook, including Avtex, is as follows:

Revenue between $2.191 and $2.221 billion, an increase of 12.4 and 14.0 percent over the prior year.

Non-GAAP Operating Income margins between 12.0 and 12.4 percent.

•	Margin of approximately 14.1 percent for TTEC Digital and 11.8 percent for TTEC Engage

Non-GAAP Adjusted EBITDA margins between 15.0 and 15.3 percent.

•	Margin of approximately 17.3 percent for TTEC Digital and 14.7 percent for TTEC Engage

Non-GAAP Earnings Per Share between $4.14 and $4.32.

Capital expenditures are estimated to between 3.1 and 3.3 percent of revenue, of which approximately 60 percent is growth oriented.

Effective tax rate for the full year is estimated between 22 and 24 percent.

Diluted share count for the full year is estimated between 47.2 and 47.6 million.

We estimate the first half - second half 2021 mix as follows:

•	Revenue: 49 percent first half, 51 percent second half

•	Non-GAAP Operating Income: 52 percent first half, 48 percent second half

•	Non-GAAP Adjusted EBITDA: 52 percent first half, 48 percent second half

•	Non-GAAP Earnings Per Share: 53 percent first half, 47 percent second half

We estimate the Digital - Engage 2021 mix as follows:

•	Revenue: 18 percent Digital, 82 percent Engage, of which 42 percent of Digital and 50 percent of Engage in the first half, respectively.

•	Non-GAAP Operating Income: 20 percent Digital, 80 percent Engage, of which 33 percent of Digital and 57 percent of Engage in the first half, respectively.

•	Adjusted EBITDA: 20 percent Digital, 80 percent Engage, of which 36 percent of Digital and 56 percent of Engage in the first half, respectively.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The company's nearly 58,500 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holdings, Inc.’s management and are subject to significant risks and uncertainties. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov. Specifically, important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others, are risks related to our business operations and strategy, including our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; our dependance on 3rd parties for our cloud solutions; the impact of COVID-19 on our business and our clients’ business; risks inherent in our rapid transition to a work from home environment; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; the risks related to our technology, including cybersecurity, the reliability of our information technology infrastructure and our ability to consistently deliver uninterrupted service to our clients; the risk related to our international operations; the risks related to legal impacts on our operations, in particular rapidly changing laws that regulate our and our clients’ business, such as data privacy and data protection laws and healthcare, financial and public sector specific regulations, our ability to comply with these laws timely, and cost of wage and hour litigation in the United States; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2021	2020
Revenue	$539,219	$432,213

Operating Expenses:
Cost of services	388,660	321,557
Selling, general and administrative	52,757	49,834
Depreciation and amortization	20,459	18,872
Restructuring and integration charges, net	402	538
Impairment losses	3,517	696
Total operating expenses	465,795	391,497

Income From Operations	73,424	40,716

Other income (expense), net	(2,421)	(5,832)

Income Before Income Taxes	71,003	34,884

Provision for income taxes	(15,979)	(10,199)

Net Income	55,024	24,685

Net income attributable to noncontrolling interest	(4,606)	(3,151)

Net Income Attributable to TTEC Stockholders	$50,418	$21,534

Net Income Per Share

Basic	$1.18	$0.53

Diluted	$1.16	$0.53

Net Income Per Share Attributable to TTEC Stockholders

Basic	$1.08	$0.46

Diluted	$1.06	$0.46

Income From Operations Margin	13.6%	9.4%
Net Income Margin	10.2%	5.7%
Net Income Attributable to TTEC Stockholders Margin	9.4%	5.0%
Effective Tax Rate	22.5%	29.2%

Weighted Average Shares Outstanding
Basic	46,743	46,498
Diluted	47,355	46,813

TTEC HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(unaudited)

	Three months ended
	March 31,
	2021	2020
Revenue:
TTEC Digital	$63,587	$77,556
TTEC Engage	475,632	354,657
Total	$539,219	$432,213

Income From Operations:
TTEC Digital	$4,202	$10,258
TTEC Engage	69,222	30,458
Total	$73,424	$40,716

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$144,213	$132,914
Accounts receivable, net	350,307	378,397
Other current assets	169,338	145,491
Total current assets	663,858	656,802

Property and equipment, net	168,697	178,706
Other assets	663,098	680,900

Total assets	$1,495,653	$1,516,408

LIABILITIES AND EQUITY
Total current liabilities	$402,946	$396,170
Other long-term liabilities	557,792	609,500
Redeemable noncontrolling interest	54,674	52,976
Total equity	480,241	457,762

Total liabilities and equity	$1,495,653	$1,516,408

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2021	2020
Revenue	$539,219	$432,213

Reconciliation of Adjusted EBITDA:

Net Income	$55,024	$24,685
Interest income	(179)	(364)
Interest expense	1,802	9,592
Provision for income taxes	15,979	10,199
Depreciation and amortization	20,459	18,872
Asset impairment, restructuring and integration charges	3,919	1,234
Gain on sale of business units	-	(246)
Changes in acquisition contingent consideration	877	(3,265)
Grant income for pandemic relief	(6,032)	-
Equity-based compensation expenses	4,028	2,919

Adjusted EBITDA	$95,877	$63,626

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$55,024	$24,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,459	18,872
Other	(5,696)	18,608
Net cash provided by operating activities	69,787	62,165

Less - Total Cash Capital Expenditures	11,565	16,813

Free Cash Flow	$58,222	$45,352

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$73,424	$40,716
Restructuring charges, net	402	538
Impairment losses	3,517	696
Grant income for pandemic relief	(6,032)	-
Equity-based compensation expenses	4,028	2,919
Amortization of purchased intangibles	4,515	3,877

Non-GAAP Income from Operations	$79,854	$48,746

Non-GAAP Income from Operations Margin	14.8%	11.3%

Reconciliation of Non-GAAP EPS:

Net Income	$55,024	$24,685
Add:Asset restructuring and impairment charges	3,919	1,234
Add:Equity-based compensation expenses	4,028	2,919
Add:Amortization of purchased intangibles	4,515	3,877
Add:Interest charge related to future purchase of remaining 30% for Motif acquisition	-	6,477
Less:Changes in acquisition contingent consideration	877	(3,265)
Less:Gain on sale of business units	-	(246)
Less:Grant income for pandemic relief	(6,032)	-
Less:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(2,605)	(853)

Non-GAAP Net Income	$59,726	$34,828

Diluted shares outstanding	47,355	46,813

Non-GAAP EPS	$1.26	$0.74

Reconciliation of Adjusted EBITDA by Segment :	TTEC Engage		TTEC Digital
	Q1 21	Q2 20	Q1 21	Q2 20
Earnings before Income Taxes	$66,762	$24,582	$4,241	$10,302
Interest income / expense, net	1,662	9,274	(39)	(45)
Depreciation and amortization	16,572	15,584	3,887	3,288
Asset impairment, restructuring and integration charges	3,910	331	8	902
Gain on sale of business units	-	(246)	-	-
Grant income for pandemic relief	(6,032)	-	-	-
Changes in acquisition contingent consideration	877	(3,265)	-	-
Equity-based compensation expenses	2,742	2,070	1,287	849

Adjusted EBITDA	$86,493	$48,330	$9,384	$15,296